Exhibit 99.1

Admission Ticket
Spartan Stores, Inc.

IMPORTANT SPECIAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern time on [DATE]

Vote by Internet
• Go to www.
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas	☒	• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

1.	Proposal to approve the issuance of shares of Spartan Stores, Inc. common stock to stockholders of Nash-Finch Company pursuant to the Agreement and Plan of Merger dated as of July 21, 2013, as it may be amended from time to time, by and among Spartan Stores, Inc., Nash-Finch Company, and SS Delaware, Inc.

For	Against	Abstain
☐	☐	☐

2.	Proposal to approve an amendment to Spartan Stores’ restated articles of incorporation to increase the number of authorized shares of common stock from 50 million to 100 million.

For	Against	Abstain
☐	☐	☐

3.	Proposal to approve the adjournment of the Spartan Stores special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1.

For	Against	Abstain
☐	☐	☐

B.	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting
☐

C.	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Special Meeting Admission Ticket

Special Meeting of Shareholders of

Spartan Stores, Inc.

[Date and Time]

[Location]

Admission Ticket Information

Spartan Stores, Inc. will be holding a Special meeting of shareholders on                 , 2013. The joint proxy statement of Spartan Stores and Nash-Finch Company provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the Proxy Card below.

If you plan to attend the special meeting, you will need to present this ticket and photo identification to gain entrance to the meeting.

PLEASE NOTE THAT GIFT BAGS, PRODUCT SAMPLES AND REFRESHMENTS WILL NOT BE OFFERED AT THE MEETING.

Upon arrival, please present this admission ticket and photo identification at the registration desk.

You should send in your proxy or vote electronically even if you plan to attend the meeting.

Telephone and Internet Voting.

On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote is recorded as if you mailed in your Proxy. We believe voting through the Internet or by telephone is convenient, and it also saves money.

Thank you in advance for your participation in this special meeting.

Spartan Stores, Inc.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Spartan Stores, Inc.

Notice of Special Meeting of Shareholders

[Location]

Proxy Solicited by Board of Directors for Special Meeting – [Date]

Dennis Eidson and David M. Staples, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the special meeting of shareholders of Spartan Stores, Inc. to be held on [date] or at any postponement or adjournment thereof.

If this Proxy is properly executed, the shares represented by this Proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR approval of the proposals identified in this Proxy.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

This card also serves as voting direction to Fidelity Management Trust Company (“Fidelity”), as trustee of the Spartan Stores, Inc. Savings Plus Plan and the Spartan Stores, Inc. Savings Plus Plan for Union Associates. Shares held in these plans will be voted by Fidelity as directed by the plan participants. Unless otherwise required by law, shares for which Fidelity has not received voting instructions by three business days prior to the meeting date will not be voted.